As filed with the Securities and Exchange Commission on May 21, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	06-1397316 (I.R.S. Employer Identification No.)

251 Ballardvale St., Wilmington, MA (Address of Principal Executive Offices)	01887 (Zip Code)

Charles River Laboratories International, Inc. Amended and Restated 2018 Incentive Plan
(Full Title of the Plan)

David P. Johst
Corporate Executive Vice President,
General Counsel and
Chief Administrative Officer
Charles River Laboratories International, Inc.
251 Ballardvale St.
Wilmington, MA 01887
(Name and Address of Agent for Service)

(781) 222-6000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)(3)
Common Stock, par value $0.01 per share	1,750,000 shares	$171.645	$300,378,750.00	$38,989.17

(1) This Registration Statement on Form S-8 (this “Registration Statement”) also relates to such indeterminate number of additional shares of Charles River Laboratories International, Inc. Common Stock as may be required pursuant to the Registrant’s Amended and

Restated 2018 Incentive Plan in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Registrant's capital stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based on the average of the high ($173.42) and low ($169.87) prices of the Registrant’s Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on May 19, 2020.

(3) Rounded up to the nearest penny.

EXPLANATORY NOTE

On May 18, 2018, we filed a Registration Statement on Form S-8 (File No. 333- 225046) (referred to in this document as, the “First Registration Statement”) that registered under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 7,198,598 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable by us under our 2018 Incentive Plan (as amended, the “Plan”). This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 1,750,000 shares of Common Stock issuable upon the exercise of awards granted, or to be granted, under the Plan at any time or from time to time after the date hereof. Pursuant to General Instruction E to Form S-8, we hereby incorporate by reference the contents of the First Registration Statement.

Part II.

Information Required in the Registration Statement

Item 5. Interest of Named Experts and Counsel

David P. Johst, who has issued the opinion of the Registrant's law department on the legality of the Common Stock offered hereby, is Corporate Executive Vice President, General Counsel and Chief Administrative Officer of the Registrant. Mr. Johst owns shares of the Common Stock and holds employee stock options to purchase the Common Stock, restricted stock, restricted stock units and performance share units. Mr. Johst is eligible to participate in the Plan.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Filed with this Form S-8	Incorporated by Reference
			Form	Filing Date	Exhibit No.
4.1	Form of certificate representing shares of common stock, $0.01 par value per share		S-1	June 23, 2000	4.1
4.2	Second Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.		S-1	June 23, 2000	3.1
4.3	Fifth Amended and Restated By-Laws of Charles River Laboratories International, Inc.		8-K	May 16, 2016	3.2
5.1	Opinion of David P. Johst, Esq., as to the legality of the securities being registered	*
23.1	Consent of David P. Johst, Esq. (included in Exhibit 5.1)	*
23.2	Consent of PricewaterhouseCoopers LLP	*
24.1	Power of Attorney (included on the signature page of this Registration Statement)	*
99.1	Charles River Laboratories International, Inc. Amended and Restated 2018 Incentive Plan		10-Q	May 7, 2020	10.1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts on May 21, 2020.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/James C. Foster
James C. Foster Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, David P. Johst and David R. Smith and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date
By:	/s/James C. Foster	Chairman and Chief Executive Officer	May 21, 2020
James C. Foster

By:	/s/David R. Smith	Corporate Executive Vice President and	May 21, 2020
	David R. Smith	Chief Financial Officer

By:	/s/Michael G. Knell	Corporate Senior Vice President and	May 21, 2020
	Michael G. Knell	Chief Accounting Officer

By:	/s/Nancy C. Andrews	Director	May 21, 2020
Nancy C. Andrews

By:	/s/Robert J. Bertolini	Director	May 21, 2020
Robert J. Bertolini

By:	/s/Stephen D. Chubb	Director	May 21, 2020
Stephen D. Chubb

By:	/s/Deborah T. Kochevar	Director	May 21, 2020
Deborah T. Kochevar

By:	/s/Martin W. Mackay	Director	May 21, 2020
Martin W. Mackay

By:	/s/George E. Massaro	Director	May 21, 2020
George E. Massaro

By:	/s/George M. Milne, Jr.	Director	May 21, 2020
George M. Milne, Jr.

By:	/s/C. Richard Reese	Director	May 21, 2020
C. Richard Reese

By:	/s/Richard F. Wallman	Director	May 21, 2020
Richard F. Wallman

By:	/s/Virginia M Wilson	Director	May 21, 2020
Virginia M Wilson

Exhibit Index

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Filed with this Form S-8	Incorporated by Reference
			Form	Filing Date	Exhibit No.
4.1	Form of certificate representing shares of common stock, $0.01 par value per share		S-1	June 23, 2000	4.1
4.2	Second Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.		S-1	June 23, 2000	3.1
4.3	Fifth Amended and Restated By-Laws of Charles River Laboratories International, Inc.		8-K	May 16, 2016	3.2
5.1	Opinion of David P. Johst, Esq., as to the legality of the securities being registered	*
23.1	Consent of David P. Johst, Esq. (included in Exhibit 5.1)	*
23.2	Consent of PricewaterhouseCoopers LLP	*
24.1	Power of Attorney (included on the signature page of this Registration Statement)	*
99.1	Charles River Laboratories International, Inc. Amended and Restated 2018 Incentive Plan		10-Q	May 7, 2020	10.1